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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 22, 2000



                        PHOENIX INTERNATIONAL LTD., INC.
             (Exact name of registrant as specified in its charter)


            FLORIDA                      0-20937                59-3171810
 (State or other jurisdiction    (Commission File Number)     (IRS Employer
       of incorporation)                                   Identification No.)



                            500 INTERNATIONAL PARKWAY
                             HEATHROW, FLORIDA 32746
                    (Address of Principal Executive Offices)

                                  407-548-5100
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

         Effective November 22, 2000, the Nasdaq Stock Market de-listed our common stock from the Nasdaq National Market. The de-listing resulted from our failure as of September 30, 2000 to meet Nasdaq's requirement of at least $4 million in net tangible assets for continued listing of the common stock and Nasdaq's belief that we will not be able to meet this requirement in the near future due to our history of operating losses. We do not currently believe that it would be productive for us to pursue listing our common stock on any securities exchange. Our stock is currently trading on the electronic OTC Bulletin Board under the symbol PHXX. Our continued ability to trade on the OTC Bulletin Board will depend on market makers continuing to list our stock in order for them to trade. We cannot be sure that we will continue to have such sponsors. As a result, we expect the volume of trading activity in and the liquidity of our common stock to be reduced and the volatility of our stock price to increase.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PHOENIX INTERNATIONAL LTD., INC.
                                               (Registrant)



Date: November 22, 2000                   By  /s/ Bahram Yusefzadeh
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                                             Bahram Yusefzadeh
                                             Chairman of the Board and
                                             Chief Executive Officer